Exhibit 10.32

April 10, 2009 Amendment and Allonge
to Convertible Line of Credit Note dated as of June 8, 2006
from Brightec, Inc. f/k/a Advanced Lumitech, Inc.
to Ross/Fialkow Capital Partners LLP, Trustee of Brightec Capital Trust

          This Amendment and Allonge is made as of this 10th day of April to a certain $750,000 Convertible Credit Note dated as of June 8, 2006, as previously amended (the “Note”) from Brightec, Inc., f/k/a Advanced Lumitech, Inc., a Nevada corporation with a place of business at 8C Pleasant Street S., Natick, Massachusetts 01760 (the “Borrower”) to Ross/Fialkow Capital Partners LLP, Trustee of Brightec Capital Trust, a Massachusetts nominee trust established under Declaration of Trust dated June 8, 2006, and with a place of business at 38 Glen Avenue, Newton, Massachusetts 02459 (the “Lender”).

          For good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

     The Note shall be and is hereby amended to reflect the Lender’s agreement to extend the Maturity Date of the Note from December 31, 2008 to December 31, 2009 by deleting the phrase “December 31, 2008 (“Maturity Date ”)” as it appears in the first paragraph of the Note, and substituting in its place the following phrase: “on or before December 31, 2009 (“Maturity Date”)”.

2.

     The Note shall be and is hereby amended to reduce the interest rate payable on principal outstanding thereunder retroactive to April 1, 2009 from twenty (20%) percent to ten (10%) percent. In furtherance thereof, the phrase “twenty (20%) percent” as it appears in the first paragraph of the Note shall be deleted and the phrase “ten (10%) percent” shall be substituted in its place.

3.

     The Borrower certifies that there are no defenses, offsets or counterclaims as of the date hereof to its obligations under the Note. The Borrower further agrees and acknowledges that the Note as amended hereby shall continue to be secured pursuant to the Loan Agreement and that the Note as so amended shall remain enforceable against the Borrower in accordance with its terms

4.

     This Amendment and Allonge shall be executed in two or more original counterparts, and an original counterpart shall be appended to the Note. Except as stated herein and/or amended hereby, all other terms, conditions and provisions of the Note shall remain in full force and effect

EXECUTED as a sealed instrument as of the date first above written.

WITNESS:	BRIGHTEC, INC.

By:

Patrick Planche, President

WITNESS:	ROSS/FIALKOW CAPITAL PARTNERS LLP, TRUSTEE OF BRIGHTEC CAPITAL TRUST

By:

Jeffrey P. Ross, Manager